      As filed with the Securities and Exchange Commission on May 2, 1996

                                                     Registration No. 333-____

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ----------------------
                         MAX & ERMA'S RESTAURANTS, INC.
             (Exact name of Registrant as specified in its charter)

                Delaware                                   31-1041397
     (State or other jurisdiction                        (I.R.S. Employer
 of incorporation or organization)                       Identification No.)

                              4849 Evanswood Drive
                              Columbus, Ohio 43229
              (Address of Registrant's principal executive offices)
                             ----------------------

                         MAX & ERMA'S RESTAURANTS, INC.
                   1996 EMPLOYEE INCENTIVE STOCK PURCHASE AND
                               MANAGER BONUS PLAN
                            (Full Title of the Plan)
                             ----------------------
                             William C. Niegsch, Jr.
                    Executive Vice President, Chief Financial
                      Officer, Treasurer, and Secretary
                        Max & Erma's Restaurants, Inc.
                              4849 Evanswood Drive
                              Columbus, Ohio 43229
                                 (614) 431-5800
            (Name, address and telephone number of agent for service)
                             ----------------------
                          Copies of Correspondence to:
                             Robert J. Tannous, Esq.
                         Porter, Wright, Morris & Arthur
                              41 South High Street
                              Columbus, Ohio 43215
                             ----------------------

                         CALCULATION OF REGISTRATION FEE

- --------------------------------------------------------------------------------------------------------------------
                                                        Proposed Maximum      Proposed Maximum          Amount of
Title of Securities               Amount to be           Offering Price      Aggregate Offering       Registration
 to be Registered                  Registered              Per Share*              Price*                 Fee*
- --------------------------------------------------------------------------------------------------------------------
Common Stock,
 $.10 par value................      100,000                  $7.50               $750,000               $259.00
- --------------------------------------------------------------------------------------------------------------------

*Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), based upon the average of the high and low prices of Max & Erma's Common Stock as reported on the Nasdaq National Market on April 26, 1996.

This Registration Statement shall be deemed to cover an indeterminate number of additional shares of Max & Erma's Common Stock, $.10 par value, as may be issuable pursuant to future stock dividends, stock splits or similar transactions.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The document(s) containing the information concerning the Max & Erma's Restaurants, Inc. 1996 Employee Incentive Stock Purchase and Manager Bonus Plan (the "Plan"), specified in Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not filed as part of this Registration Statement in accordance with the Note to Part I of the Form S-8 Registration Statement.


                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents previously filed with the Securities and Exchange Commission by the Registrant are hereby incorporated by reference:

     1.   Annual Report on Form 10-K for the year ended October 29, 1995;

     2.   Quarterly Report on Form 10-Q for the quarter ended February 18, 1996;
          and

     3. Proxy Statement for the Annual Meeting of Shareholders held on March 15, 1996.

     The description of Max & Erma's Common Stock which is contained in Max & Erma's Registration Statement on Form S-2 (SEC File No. 33-80090), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, as updated in any amendment or report filed for the purpose of updating such description, is hereby incorporated by reference.

     All documents filed by Max & Erma's, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         (a) Article VII, Section 7 of the Registrant's Amended and Restated Bylaws (the "Bylaws") provides that the Registrant shall indemnify its directors, officers, employees, and agents to the extent permitted by the General Corporation Law of Delaware (the "Delaware Law").

         (b) Indemnification against expenses (including attorneys' fees) actually and reasonably incurred by directors, officers, employees, and agents is required under Section 145 of the Delaware Law in those cases where the person to be indemnified has been successful on the merits or otherwise in defense of a lawsuit. Indemnification is permitted in third party actions where the indemnified party acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and in criminal actions where he had no reasonable cause to believe his conduct was unlawful. Indemnification is also permitted in lawsuits brought by or on behalf of the corporation if the standards of conduct described above are met, except that no indemnification is permitted in respect to any matter in which the person is adjudged to be liable to the corporation unless a court shall determine that indemnification is fair and reasonable in view of all the circumstances in the case. In cases where indemnification is permissive, a determination as to whether the person met the applicable standard of conduct must be made either by the court, by disinterested directors, by independent legal counsel, or by the stockholders. Such indemnification rights are specifically not deemed to be exclusive of other rights of indemnification by agreement or otherwise and the corporation is authorized to advance expenses incurred prior to the final disposition of a matter upon receipt of an undertaking to repay such amounts on a determination that indemnification was not permitted in the circumstances of the case.

         (c) The Registrant's stockholders, at a special meeting of the stockholders held on September 9, 1986, ratified and approved indemnification agreements entered into between the Registrant and each of its directors and to be entered into between the Registrant and its future directors. The indemnification agreements between the Registrant and each of its directors (i) confirm the indemnity provided to a director by the Registrant's Bylaws, as discussed above, and assure a director that this indemnity will continue to be provided despite future changes in the Bylaws, and (ii) provide that a director shall be indemnified to the fullest possible extent permitted by law against all expenses, including attorneys' fees, judgements, fines and settlement amounts, paid or incurred by him or her in any action or proceeding, including any action by or in the right of the Registrant on account of his or her service as a director or officer of the Registrant or as a director or officer of any other company or enterprise when he or she is serving in such capacity at the request of the Registrant. No indemnity will be provided under the indemnification contract to any director on account of willful misconduct or conduct which is adjudged to have been knowingly fraudulent or deliberately dishonest.

         (d) Under Section 145 of the Delaware Law, the Registrant may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or who, while serving in such capacity, is or was at the request of the corporation, a director, officer, employee, or agent of another corporation or legal entity or of an employee benefit plan, against liability asserted against or incurred by such person in any such capacity whether or not the corporation would have the power to provide indemnity under Section 145. The Registrant has obtained insurance which, subject to certain retentions and exceptions, insures the directors and officers of the Registrant up to a maximum of $5,000,000 (subject to certain exclusions) in each policy year because of any claim or claims made against them by reason of their wrongful acts while acting in their capacities as such directors and officers. The Registrant is insured, subject to certain retentions and exceptions, to the extent it shall have indemnified the directors and officers for such loss.

         (e) Article Thirteenth of the Registrant's Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), provides that the directors of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for any unlawful payment of a dividend or unlawful stock purchase or redemption; or (iv) for any transaction from which the director derived any improper personal benefit.

         The above discussion of the Registrant's Bylaws, Certificate of Incorporation, and indemnification agreements and of Section 145 of the Delaware Law is not intended to be exhaustive and is respectively qualified in its entirety by such Bylaws, Certificate of Incorporation, indemnification agreements, and statutes.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


ITEM 8.  EXHIBITS.

         Reference is made to the information contained in the Exhibit Index filed as part of this Registration Statement.


ITEM 9.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on May 1, 1996.

                  MAX & ERMA'S RESTAURANTS, INC.


                  By:   /s/ William C. Niegsch, Jr.
                       --------------------------------------------------------
                       William C. Niegsch, Jr., Executive Vice President, Chief Financial Officer, Treasurer, and Secretary


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


              SIGNATURE                                        TITLE                                      DATE
              ---------                                        -----                                      ----

                *Todd B. Barnum                   President, Chief Executive Officer, and    )      May 1, 1996
- ---------------------------------------------     Chairman of the Board of Directors)        )
         Todd B. Barnum                           (Principal Executive Officer)              )
                                                                                             )
                                                                                             )
               /s/ William C. Niegsch, Jr.        Executive Vice President, Chief Financial  )      May 1, 1996
- ---------------------------------------------     Officer, Treasurer, Secretary, and         )
         William C. Niegsch, Jr.                  Director                                   )
                                                  (Principal Financial Officer and           )
                                                  Principal Accounting Officer)              )
                                                                                             )
                                                                                             )
                                                                                             )
               *Mark F. Emerson                   Chief Operating Officer and Director       )      May 1, 1996
 --------------------------------------------                                                )
         Mark F. Emerson                                                                     )
                                                                                             )
                                                                                             )
               *Karen A. Brennan                  Vice President of Marketing and Director   )      May 1, 1996
- ---------------------------------------------                                                )
         Karen A. Brennan                                                                    )
                                                                                             )
                                                                                             )
               *William A. Arthur                 Director                                   )      May 1, 1996
- ---------------------------------------------                                                )
         William A. Arthur                                                                   )
                                                                                             )
                                                                                             )
               *Roger D. Blackwell                Director                                   )      May 1, 1996
- ---------------------------------------------                                                )
         Roger D. Blackwell                                                                  )
                                                                                             )
                                                                                             )
               *Donald W. Kelley                  Director                                   )      May 1, 1996
- ---------------------------------------------                                                )
         Donald W. Kelley                                                                    )

               *Michael D. Murphy                 Director                                   )      May 1, 1996
- ---------------------------------------------                                                )
         Michael D. Murphy                                                                   )
                                                                                             )
                                                                                             )
               *Robert A. Rothman                 Director                                   )      May 1, 1996
- ---------------------------------------------                                                )
         Robert A. Rothman                                                                   )
                                                                                             )
                                                                                             )

*By:     /s/ William C. Niegsch, Jr.
       -----------------------------------------
       William C. Niegsch, Jr., attorney-in-fact
       for each of the persons indicated


                          Registration No. 333-_______

     -----------------------------------------------------------------------

                         -----------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                      -------------------------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                      -------------------------------------

                         MAX & ERMA'S RESTAURANTS, INC.

                      -------------------------------------

                                    EXHIBITS

                      -------------------------------------

                                  EXHIBIT INDEX

                                                                                             Pagination By
                                                                                               Sequential
Exhibit                                  Exhibit                                               Numbering
Number                                 Description                                              System
- ------                                 -----------                                              ------
4(a)       *         Max & Erma's Restaurants, Inc. 1996 Employee Incentive Stock
                     Purchase and Manager Bonus Plan.

4(b)                 Restated Certificate of Incorporation of Max & Erma's
                     Restaurants, Inc., Exhibit 4(c) to Form 10-Q, filed on June
                     26, 1985, and incorporated herein by reference.

4(c)                 Amended and Restated Bylaws of Max & Erma's Restaurants,
                     Inc., Exhibit 4(d) to Form 10-Q filed on June 26, 1985, and incorporated herein by reference.

4(d)                 Certificate of Amendment of Certificate of Incorporation,
                     Exhibit 3(c) to Form 10-K filed on January 23, 1987, and incorporated herein by reference.

4(e)                 Certificate of Amendment of Certificate of Incorporation,
                     Exhibit 3(d) to Form 10-K filed on January 25, 1991, and incorporated herein by reference.

4(f)                 Form of Common Stock Certificate, Exhibit 4(a) to Form S-1
                     Registration Statement (File 2-85585), as amended, and incorporated herein by reference.

4(g)                 Indenture dated as of August 18, 1994, between Max & Erma's
                     Restaurants, Inc. and The Huntington National Bank, as trustee with respect to the 9-1/2% Subordinated Convertible
                     Debentures (the "Debentures"), Exhibit 4(a) to Form S- 2
                     Registration Statement (File No. 80090), as amended, and incorporated herein by reference.

4(h)                 Form  of Debenture, Exhibit 4(b) to Form S-2 Registration Statement
                     (File No. 33-80090), as amended and incorporated herein by reference.

5          *         Opinion of Porter, Wright, Morris & Arthur regarding legality.

23(a)                Consent of Porter, Wright, Morris & Arthur.

23(b)      *         Consent of Deloitte & Touche LLP.

24         *         Powers of Attorney.


- --------------------

* Filed with this Registration Statement



                                       -2-